Exhibit (d)(1)(b)


                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                September 9, 2002


Harris Investment Management, Inc.
190 S. LaSalle Street 4th Floor
Chicago, IL 60603

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000 (the "Advisory Agreement"); the Distribution Agreement between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Services Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999.

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Fund under the Advisory Agreement and shall be subject to the terms set forth under that Agreement. HIM shall be compensated for services rendered under the Advisory Agreement as is consistent with that Agreement.

         The Trust requests that you act in the capacity of Investment Adviser with respect to the New Portfolio while continuing to act as Investment Adviser with respect to the Funds named in the Advisory Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.


                                                 Sincerely,

                                                 Harris Insight Funds Trust

                                                 /s/ Peter P. Capaccio
                                                 -----------------------------
                                                 Peter P. Capaccio
                                                 President



Harris Investment Management, Inc.

Accepted:         /s/ William O. Leszinske
                  ------------------------------
                  By:    William O. Leszinske
                  Title: President

                                    EXHIBIT A

         This Exhibit A, dated as of September 9, 2002, is Exhibit A to the Investment Advisory Contract dated April 28, 2000 between Harris Insight Funds Trust and Harris Investment Management, Inc.

                              HARRIS INSIGHT FUNDS

Fund                                                 Fee (1)
---------                                            -------
Harris Insight Government Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Money Market Fund                     1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Tax-Exempt Money Market Fund          1st $100 million:  0.14
                                                     >$100 million:     0.10
Harris Insight Short/Intermediate Bond Fund          0.70
Harris Insight Bond Fund                             0.65
Harris Insight High Yield Bond Fund                  0.45
Harris Insight Intermediate Government Bond Fund     0.65
Harris Insight Intermediate Tax-Exempt Bond Fund     0.60
Harris Insight Tax-Exempt Bond Fund                  0.60
Harris Insight Convertible Securities Fund           0.70
Harris Insight Equity Fund                           0.70
Harris Insight Large-Cap Aggressive Growth Fund      0.75
Harris Insight Small-Cap Aggressive Growth Fund      0.75
Harris Insight Technology Fund                       0.75
Harris Insight Equity Income Fund                    0.70
Harris Insight Growth Fund                           0.90
Harris Insight Small-Cap Opportunity Fund            1.00
Harris Insight Small-Cap Value Fund                  0.80
Harris Insight Index Fund                            0.25
Harris Insight Balanced Fund                         0.60
Harris Insight International Fund                    1.05
Harris Insight Emerging Markets Fund                 1.25

(1) Calculated as a percentage of average daily net assets for each portfolio.


                                       HARRIS INSIGHT FUNDS TRUST

                                       By: /s/ Peter P. Capaccio
                                           ------------------------
                                           Peter P. Capaccio
                                           Title:   President

                                       HARRIS INVESTMENT MANAGEMENT, INC.

                                       By: /s/ William O. Leszinske
                                           ------------------------
                                           William O. Leszinske
                                           Title:   President